                                                               EXHIBIT EX-99.J.1

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
GAMNA Series Funds, Inc.:

We consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 3, 2001 relating to the financial statements and financial highlights of GAMNA Focus Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors & Financial Statements" in the Statement of Additional Information in such Registration Statement.

                                  /s/ KPMG LLP

Philadelphia, PA
October 26, 2001